SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2010

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	333-146542	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8400 East Crescent Parkway

Suite 600

Greenwood Village, Colorado 80111

(Address of Principal Executive Offices)

(303) 418-1000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Appointment of New Director

Pursuant to the Bylaws of Ampio Pharmaceuticals, Inc. (the “Company”), the Board of Directors adopted a resolution expanding the Board from four members to five members on March 30, 2010. On April 12, 2010, Philip H. Coelho agreed to fill the vacancy on the Company’s Board of Directors.

There is no arrangement or understanding between Mr. Coelho and any other person pursuant to which Mr. Coelho was appointed as a director of the Company. Mr. Coelho will be eligible to participate in all non-management director compensation plans or arrangements available to the Company’s other independent directors.

The Company has not yet established committees of the Board of Directors but intends to do so in the near future. The exact Board committees to which Mr. Coelho may be appointed has not been determined by the Board of Directors at this time. However, because Mr. Coelho is expected to meet then-applicable standards for director independence, the Company anticipates Mr. Coelho will serve on one or more Board committees that must be comprised of all, or a majority of, independent directors.

The Company has not been a party to any transaction in the last fiscal year, and is not a party to any currently proposed transaction, in which Mr. Coelho or any of his immediate family members (as such term is defined in Item 404(b)(ii) of Regulation S-K) was or is a participant, or in which Mr. Coelho or his immediate family members had or will have a direct or indirect material interest. Set forth below is information that has been furnished by Mr. Coelho to the Company.

Philip H. Coelho, age 66, currently is CEO and President of Synergenesis, Inc., a firm inventing and commercializing products that harness stem and progenitor cells derived from the patient’s own body to treat human disease. Prior to founding Synergenesis in October 2009, Mr. Coelho was the President and CEO of PHC Medical, Inc, a consulting firm, from August 2008 through October 2009. From August 2007 through May 2008, Mr. Coelho served as the Chief Technology Architect of ThermoGenesis Corp. From 1989 through July 30, 2007, he was Chairman and Chief Executive Officer of ThermoGenesis Corp. Mr. Coelho served as Vice President of Research & Development of ThermoGenesis from 1986 through 1989. Mr. Coelho has been in the senior management of high technology consumer electronic or medical device companies for over 30 years. He was President of Castleton Inc. from 1982 to 1986, and President of ESS Inc. from 1971 to 1982. Mr. Coelho currently also serves as a member of the Board of Directors of two Nasdaq-listed companies, Catalyst Pharmaceuticals Partners, Inc. (since October 2002), and Mediware Information Systems, Inc. (from December 2001 until July 2006, and commencing again in May 2008). Mr. Coelho received a B.S. degree in thermodynamic and mechanical engineering from the University of California, Davis and has been awarded more than 30 U.S. patents in the areas of cell cryopreservation, cryogenic robotics, cell selection, blood protein harvesting and surgical hemostasis.

We intend to enter into our standard form of indemnification agreement with Mr. Coelho. The form of indemnification agreement is filed as Exhibit 10.9 to Amendment No. 1 to our Form 8-K, filed with the Securities and Exchange Commission on March 17, 2010.

A copy of the press release announcing the appointment of Mr. Coelho as a director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1.

(c) Family Relationships

There are no family relationships between or among the executive officers or directors of the Company. Raphael Bar-Or, a non-executive officer, is the son of David Bar-Or, our chairman and chief scientific officer.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this report:

99.1	Press Release dated April 14, 2010.

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,”“believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K and Exhibit 99.1 are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2010 and any subsequent filings made by the Company with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

Dated: April 16, 2010	By:	/s/ DONALD B. WINGERTER, JR.
	Name:	Donald B. Wingerter, Jr.
	Title:	Chief Executive Officer

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